                                  CREDIT AGREEMENT

                                      BETWEEN

                      ADVANCED DIGITAL INFORMATION CORPORATION

                                        AND

                                   SEAFIRST BANK

                               DATED AUGUST 17, 1998

                         TABLE OF CONTENTS
                         -----------------
       ARTICLE 1
      DEFINITIONS. . . . . . . . . . . . . . . . . . . .  1
1.1    ADJUSTED LIBOR RATE . . . . . . . . . . . . . . .  1
1.2    ADVANCES. . . . . . . . . . . . . . . . . . . . .  1
1.3    ASSESSMENT RATE . . . . . . . . . . . . . . . . .  1
1.4    AVAILABLE AMOUNT. . . . . . . . . . . . . . . . .  1
1.5    BUSINESS DAY. . . . . . . . . . . . . . . . . . .  1
1.6    COMMENCEMENT DATE . . . . . . . . . . . . . . . .  1
1.7    CONVERSION DATE . . . . . . . . . . . . . . . . .  1
1.8    CREDIT LIMIT. . . . . . . . . . . . . . . . . . .  2
1.9    CURRENT LIABILITIES . . . . . . . . . . . . . . .  2
1.10   DEBT  . . . . . . . . . . . . . . . . . . . . . .  2
1.11   DEBT RATIO. . . . . . . . . . . . . . . . . . . .  2
1.12   EMASS ACQUISITION . . . . . . . . . . . . . . . .  2
1.13   ERISA . . . . . . . . . . . . . . . . . . . . . .  2
1.14   DOMESTIC SUBSIDIARY . . . . . . . . . . . . . . .  2
1.15   FIXED CHARGE COVERAGE RATIO . . . . . . . . . . .  2
1.16   FLOATING RATE . . . . . . . . . . . . . . . . . .  2
1.17   FLOATING RATE LOANS . . . . . . . . . . . . . . .  2
1.18   FOREIGN SUBSIDIARY. . . . . . . . . . . . . . . .  2
1.19   FUNDED DEBT RATIO . . . . . . . . . . . . . . . .  2
1.20   GAAP. . . . . . . . . . . . . . . . . . . . . . .  2
1.21   INTEREST PAYMENT DATES. . . . . . . . . . . . . .  2
1.22   INTEREST PERIOD . . . . . . . . . . . . . . . . .  2
1.23   LIBOR MARGIN. . . . . . . . . . . . . . . . . . .  3
1.24   LIBOR RATE. . . . . . . . . . . . . . . . . . . .  3
1.25   LIBOR RATE LOANS. . . . . . . . . . . . . . . . .  3
1.26   LOAN DOCUMENTS. . . . . . . . . . . . . . . . . .  3
1.27   LONDON BANKING DAY. . . . . . . . . . . . . . . .  3
1.28   NOTES . . . . . . . . . . . . . . . . . . . . . .  3
1.29   OBLIGATIONS . . . . . . . . . . . . . . . . . . .  3
1.30   PERSON. . . . . . . . . . . . . . . . . . . . . .  3
1.31   PLAN. . . . . . . . . . . . . . . . . . . . . . .  4
1.32   REFERENCE RATE. . . . . . . . . . . . . . . . . .  4
1.33   RESERVE ADJUSTMENT. . . . . . . . . . . . . . . .  4
1.34   REVOLVING NOTE. . . . . . . . . . . . . . . . . .  4
1.35   SIGNIFICANT SUBSIDIARY. . . . . . . . . . . . . .  4
1.36   SUBSIDIARY(IES) . . . . . . . . . . . . . . . . .  4
1.37   SWAP OBLIGATIONS. . . . . . . . . . . . . . . . .  5
1.38   TANGIBLE NET WORTH. . . . . . . . . . . . . . . .  5
1.39   TERMINATION DATE. . . . . . . . . . . . . . . . .  5
1.40   TERM NOTE . . . . . . . . . . . . . . . . . . . .  5
1.41   UNSECURED TRADE CREDIT. . . . . . . . . . . . . .  5

       ARTICLE 2
     REVOLVING LOAN. . . . . . . . . . . . . . . . . . .  5
2.1    REVOLVING LOAN FACILITY . . . . . . . . . . . . .  5
2.2    REVOLVING NOTE. . . . . . . . . . . . . . . . . .  5
2.3    PROCEDURE FOR ADVANCES. . . . . . . . . . . . . .  5
2.4    FACILITY FEE. . . . . . . . . . . . . . . . . . .  5

       ARTICLE 3
   TERM LOAN FACILITY. . . . . . . . . . . . . . . . . .  6
3.1    TERM LOAN . . . . . . . . . . . . . . . . . . . .  6
3.2    TERM NOTE . . . . . . . . . . . . . . . . . . . .  6
3.3    REPAYMENT OF PRINCIPAL. . . . . . . . . . . . . .  6
3.4    FEE . . . . . . . . . . . . . . . . . . . . . . .  6

       ARTICLE 4
 INTEREST RATE OPTIONS . . . . . . . . . . . . . . . . .  6
4.1    INTEREST RATES AND PAYMENT DATE . . . . . . . . .  6
4.2    PROCEDURE . . . . . . . . . . . . . . . . . . . .  6
4.3    OPTION RESTRICTIONS . . . . . . . . . . . . . . .  6
4.4    PREPAYMENTS . . . . . . . . . . . . . . . . . . .  6
4.5    REVERSION TO FLOATING . . . . . . . . . . . . . .  6
4.6    INABILITY TO PARTICIPATE IN MARKET. . . . . . . .  6
4.7    COSTS . . . . . . . . . . . . . . . . . . . . . .  7
4.8    BASIS OF QUOTES . . . . . . . . . . . . . . . . .  7

       ARTICLE 5
 CONDITIONS OF LENDING . . . . . . . . . . . . . . . . .  7
5.1    AUTHORIZATION . . . . . . . . . . . . . . . . . .  7
5.2    DOCUMENTATION . . . . . . . . . . . . . . . . . .  7
5.3    FINANCIAL COVENANTS . . . . . . . . . . . . . . .  7
5.4    PROOF OF INSURANCE. . . . . . . . . . . . . . . .  7
5.5    REPRESENTATIONS AND WARRANTIES. . . . . . . . . .  7
5.6    COMPLIANCE. . . . . . . . . . . . . . . . . . . .  7

       ARTICLE 6
REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .  7
6.1    EXISTENCE . . . . . . . . . . . . . . . . . . . .  7
6.2    ENFORCEABILITY. . . . . . . . . . . . . . . . . .  8
6.3    NO LEGAL BAR. . . . . . . . . . . . . . . . . . .  8
6.4    FINANCIAL INFORMATION . . . . . . . . . . . . . .  8
6.5    LIENS AND ENCUMBRANCES. . . . . . . . . . . . . .  8
6.6    LITIGATION. . . . . . . . . . . . . . . . . . . .  8
6.7    PAYMENT OF TAXES. . . . . . . . . . . . . . . . .  8
6.8    EMPLOYMENT BENEFIT PLAN . . . . . . . . . . . . .  8
6.9    MISREPRESENTATIONS. . . . . . . . . . . . . . . .  8
6.10   NO DEFAULT. . . . . . . . . . . . . . . . . . . .  8
6.11   NO BURDENSOME RESTRICTIONS. . . . . . . . . . . .  8
6.12   YEAR 2000 COMPLIANCE. . . . . . . . . . . . . . .  9

       ARTICLE 7
 AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . .  9
7.1    USE OF PROCEEDS . . . . . . . . . . . . . . . . .  9
7.2    TANGIBLE NET WORTH. . . . . . . . . . . . . . . .  9
7.3    FIXED CHARGE COVERAGE RATIO . . . . . . . . . . .  9
7.4    FUNDED DEBT RATIO . . . . . . . . . . . . . . . .  9
7.5    DEBT RATIO. . . . . . . . . . . . . . . . . . . .  9
7.6    QUICK RATIO . . . . . . . . . . . . . . . . . . .  9
7.7    FINANCIAL INFORMATION . . . . . . . . . . . . . .  9
7.8    MAINTENANCE OF EXISTENCE. . . . . . . . . . . . . 10
7.9    BOOKS AND RECORDS . . . . . . . . . . . . . . . . 10
7.10   ACCESS TO PREMISES AND RECORDS. . . . . . . . . . 10
7.11   NOTICE OF EVENTS. . . . . . . . . . . . . . . . . 10
7.12   PAYMENT OF DEBTS AND TAXES. . . . . . . . . . . . 11
7.13   INSURANCE . . . . . . . . . . . . . . . . . . . . 11
7.14   SUBSIDIARY GUARANTEES . . . . . . . . . . . . . . 11

                               - i -

       ARTICLE 8
     NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . 12
8.1    DEBT. . . . . . . . . . . . . . . . . . . . . . . 12
8.2    LIENS AND ENCUMBRANCES. . . . . . . . . . . . . . 12
8.3    GUARANTIES. . . . . . . . . . . . . . . . . . . . 12
8.4    NET LOSSES. . . . . . . . . . . . . . . . . . . . 12
8.5    DISPOSITION OF ASSETS . . . . . . . . . . . . . . 13
8.6    MERGERS . . . . . . . . . . . . . . . . . . . . . 13
8.7    WAGE AND HOUR LAWS. . . . . . . . . . . . . . . . 13
8.8    ERISA . . . . . . . . . . . . . . . . . . . . . . 13
8.9    DISSOLUTION . . . . . . . . . . . . . . . . . . . 13
8.10   BUSINESS ACTIVITIES . . . . . . . . . . . . . . . 13
8.11   PERMITTED INVESTMENTS . . . . . . . . . . . . . . 13

       ARTICLE 9
 EVENTS AND CONSEQUENCES OF DEFAULT. . . . . . . . . . . 13
9.1    EVENTS OF DEFAULT . . . . . . . . . . . . . . . . 13
9.2    REMEDIES UPON DEFAULT . . . . . . . . . . . . . . 14

       ARTICLE 10
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . 15
10.1   MANNER OF PAYMENTS. . . . . . . . . . . . . . . . 15
10.2   NOTICES . . . . . . . . . . . . . . . . . . . . . 15
10.3   DOCUMENTATION AND ADMINISTRATION EXPENSES . . . . 16
10.4   COLLECTION EXPENSES . . . . . . . . . . . . . . . 16
10.5   WAIVER. . . . . . . . . . . . . . . . . . . . . . 16
10.6   ASSIGNMENT. . . . . . . . . . . . . . . . . . . . 16
10.7   MERGER. . . . . . . . . . . . . . . . . . . . . . 16
10.8   AMENDMENTS. . . . . . . . . . . . . . . . . . . . 16
10.9   MANDATORY ARBITRATION . . . . . . . . . . . . . . 16
10.10  CONSTRUCTION. . . . . . . . . . . . . . . . . . . 17



EXHIBITS:
---------
Exhibit A - Form of Revolving Note
Exhibit B - Form of Term Note
Exhibit C - Form of Compliance Certificate
Exhibit D - Form of Subsidiary Guaranty

                                  CREDIT AGREEMENT

     THIS CREDIT AGREEMENT ("Agreement") is made between Advanced Digital Information Corporation, a Washington corporation ("Borrower"), and Bank of America National Trust and Savings Association, doing business as Seafirst Bank, a national banking association (including its successors and/or assigns, "Bank"), and amends, restates, and supersedes the Credit Agreement dated October 28, 1996, between Borrower and Bank's predecessor by merger, Bank of America NW, N.A. The parties agree as follows:

                                     ARTICLE 1
                                    DEFINITIONS

     All terms defined below shall have the meaning indicated. All references in this Agreement to:

          (a)  "dollars" or "$" shall mean U.S. dollars;

          (b) "Article," "Section," or "Subsection" shall mean articles, sections, and subsections of this Agreement, unless otherwise indicated;

          (c) terms defined in the Washington version of the Uniform Commercial Code, R.C.W. Section 62A.9-101, ET SEQ. ("UCC"), and not otherwise defined in this Agreement, shall have the meaning given in the UCC; and

          (d) an accounting term not otherwise defined in this Agreement shall have the meaning assigned to it under GAAP.

     1.1 ADJUSTED LIBOR RATE shall mean for any day that per annum rate equal to the sum of (a) the LIBOR Margin, (b) the Assessment Rate, and (c) the quotient of (i) the LIBOR Rate as determined for such day, divided by
(ii) the Reserve Adjustment. The Adjusted LIBOR Rate shall change with any change in the LIBOR Rate on the first day of each Interest Period and on the effective date of any change in the Assessment Rate or Reserve Adjustment.

     1.2 ADVANCES shall mean the disbursement of loan proceeds under the Revolving Loan. An Advance shall not constitute a "payment order" under R.C.W. Section 62A.4A-103.

     1.3 ASSESSMENT RATE shall mean as of any day the minimum annual percentage rate established by the Federal Deposit Insurance Corporation (or any successor) for the assessment due from members of the Bank Insurance Fund (or any successor) in effect for the assessment period during which said day occurs based on deposits maintained at such members' offices located outside of the United States. In the event of a retroactive reduction in the Assessment Rate after a commencement of any Interest Period, Bank shall not retroactively adjust as to such Interest Period any interest rate calculated using the Assessment Rate.

     1.4 AVAILABLE AMOUNT shall mean at any time the amount of the Credit Limit, minus the unpaid balance of the Revolving Note.

     1.5 BUSINESS DAY shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Seattle, Washington, are authorized or required by law to close.

     1.6 COMMENCEMENT DATE shall mean the first day of any Interest Period as requested by Borrower.

     1.7    CONVERSION DATE  shall mean December 1, 1998.

     1.8    CREDIT LIMIT  shall mean $10,000,000.

     1.9 CURRENT LIABILITIES shall mean all consolidated indebtedness of Borrower, on a GAAP basis, which may be properly classified as current liabilities in accordance with GAAP.

     1.10 DEBT shall mean all consolidated obligations, on a GAAP basis, included in the liability section of a balance sheet of Borrower.

     1.11   DEBT RATIO  shall mean the ratio of Debt to Tangible Net Worth.

     1.12 EMASS ACQUISITION shall mean the acquisition by Borrower of 100% of the capital stock of EMASS, Inc.

     1.13 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.14 DOMESTIC SUBSIDIARY shall mean each Subsidiary which is not a Foreign Subsidiary.

     1.15 FIXED CHARGE COVERAGE RATIO shall mean, as of the date of determination, the ratio, measured on a four-quarter trailing basis, of (a) net income after taxes, plus interest expense, plus depreciation, plus amortization, minus dividends, to (b) interest expense, plus the current portion of long-term Debt and capital leases.

     1.16   FLOATING RATE shall mean the Reference Rate plus 0% per annum.

     1.17 FLOATING RATE LOANS shall mean those portions of principal of the Revolving Note or the Term Note accruing interest at the Floating Rate.

     1.18 FOREIGN SUBSIDIARY shall mean each Subsidiary the majority of the assets of which are located outside of the United States and its territories.

     1.19 FUNDED DEBT RATIO shall mean, as of the date of determination, the ratio, measured on a four-quarter trailing basis, of (a) the aggregate principal amount of all interest-bearing Debt and capital leases to (b) earnings before interest expense, taxes, depreciation, and amortization (adjusted, for the four quarters following the EMASS Acquisition, by the amount of noncash writeoff of research and development expense relating to the EMASS Acquisition, with such adjustment to be identified as a separate item in Borrower's financial statements, and to be determined within 120 days of the execution of this Agreement).

     1.20 GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States and as consistently applied by Borrower.

     1.21 INTEREST PAYMENT DATES shall mean the first Business Day of each month, and upon maturity of each Note, including upon maturity by acceleration.

     1.22 INTEREST PERIOD shall mean the period commencing on the date of any Advance at (or advance under the Term Loan) or conversion to an Adjusted LIBOR Rate and ending on any date thereafter as selected by Borrower, subject to the restrictions of Section 4.3. If any Interest Period would end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day, unless the next succeeding Business Day falls in the next month, in which case the Interest Period shall be shortened to the preceding Business Day.

     1.23 LIBOR MARGIN shall mean the "LIBOR Margin" as determined by the following chart:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
             Funded Debt Ratio*                        LIBOR Margin
-------------------------------------------------------------------------------
               < .75 to 1                                   1.25%
-------------------------------------------------------------------------------
               < 1.50 to 1
             but >= .75 to 1                                1.35%
-------------------------------------------------------------------------------
                < 2.25 to 1
             but >= 1.50 to 1                               1.50%
-------------------------------------------------------------------------------
               >= 2.25 to 1                                 1.75%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


* AS DETERMINED BASED ON THE MOST RECENTLY DELIVERED QUARTERLY FINANCIAL STATEMENT OF BORROWER.

Upon receipt of a quarterly financial statement showing a decrease or increase in the Funded Debt Ratio which places Borrower in a new pricing category, all LIBOR Rate Loans shall begin being calculated at the higher or lower margin, as the case may be, for the period beginning on the Business Day after such statement is received by Bank; provided that if such statement is not delivered in a timely manner, Bank may at its option, apply a LIBOR Margin of 1.75% until such statement is delivered or Bank declares a Default.

     1.24 LIBOR RATE shall mean for any Interest Period the per annum rate, calculated on the basis of actual number of days elapsed over a year of 360 days, for U.S. Dollar deposits for a period equal to the Interest Period appearing on the display designated as "Page 3750" on the Telerate Service (or such other page on that service or such other service designated by the British Banker's Association for the display of that Association's Interest Settlement Rates for U.S. Dollar deposits) as of 11:00 a.m., London time, on the day which is two London Banking Days prior to the first day of the Interest Period. If there is no period equal to the Interest Period on the display, the LIBOR Rate shall be determined by straight-line interpolation to the nearest month (or week or day if expressed in weeks or days) corresponding to the Interest Period between the two nearest neighboring periods on the display.

     1.25 LIBOR RATE LOANS shall mean those portions of principal of the Notes accruing interest at the Adjusted LIBOR Rate.

     1.26 LOAN DOCUMENTS shall mean collectively this Agreement, the Notes, all documents representing Swap Obligations, and all other documents, instruments, and other agreements now or later executed in connection with this Agreement.

     1.27 LONDON BANKING DAY shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in London, England, are authorized or required by law to close.

     1.28   NOTES  shall mean the Revolving Note and the Term Note.

     1.29 OBLIGATIONS shall mean the Notes, all Swap Obligations, and all fees, costs, expenses, and indemnifications due to Bank under this Agreement.

     1.30 PERSON shall mean any individual, partnership, corporation, business trust, unincorporated organization, joint venture, or any governmental entity, department, agency, or political subdivision.

     1.31 PLAN shall mean any employee benefit plan or other plan maintained for Borrower's employees and covered by Title IV of ERISA, excluding any plan created or operated by or for any labor union.

     1.32 REFERENCE RATE shall mean the rate of interest publicly announced from time to time by Bank in San Francisco, California, as its "Reference Rate." The Reference Rate is set based on various factors, including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

     1.33 RESERVE ADJUSTMENT shall mean as of any day the remainder of one minus that percentage (expressed as a decimal) which is the highest of any such percentages established by the Board of Governors of the Federal Reserve System (or any successor) for required reserves (including any emergency, marginal, or supplemental reserve requirement) regardless of the aggregate amount of deposits with said member bank and without benefit of any possible credit, proration, exemptions, or offsets for time deposits established at offices of member banks located outside of the United States or for eurocurrency liabilities, if any.

     1.34   REVOLVING NOTE  shall have the meaning given in Section 2.2.

     1.35 SIGNIFICANT SUBSIDIARY shall mean, at any date, each Domestic Subsidiary that:

            (a) accounted for (or, for a newly-acquired Subsidiary, would have accounted for if it had been a Subsidiary during the reporting period) at least 10% of consolidated revenues of Borrower and its Subsidiaries (or, for a newly-acquired Subsidiary, would have accounted for if it had been a Subsidiary during the reporting period) or accounted for (or would have accounted for) 10% of consolidated earnings of Borrower and its Subsidiaries before interest and taxes, in each case for the fiscal quarter of Borrower most recently ended on or prior to such date; or

            (b) has assets which represent at least 10% of the consolidated assets of Borrower and its Subsidiaries as of the last day of the last fiscal quarter of Borrower most recently ended on or prior to such date (or, for a newly-acquired Subsidiary, would have represented if it had been a Subsidiary during the reporting period); and

shall mean, at any date, each Foreign Subsidiary that:

            (c) accounted for (or, for a newly-acquired Subsidiary, would have accounted for if it had been a Subsidiary during the reporting period) at least 25% of consolidated revenues of Borrower and its Subsidiaries (or, for a newly-acquired Subsidiary, would have accounted for if it had been a Subsidiary during the reporting period) or accounted for (or would have accounted for) 25% of consolidated earnings of Borrower and its Subsidiaries before interest and taxes, in each case for the fiscal quarter of Borrower most recently ended on or prior to such date; or

            (d) has assets which represent at least 25% of the consolidated assets of Borrower and its Subsidiaries as of the last day of the last fiscal quarter of Borrower most recently ended on or prior to such date (or, for a newly-acquired Subsidiary, would have represented if it had been a Subsidiary during the reporting period).

     1.36 SUBSIDIARY(IES) shall mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Borrower or by one or more other Subsidiaries, or by Borrower together with one or more other Subsidiaries.

     1.37 SWAP OBLIGATIONS shall mean all indebtedness and obligations of Borrower to Bank under any ISDA (or successor) Master Agreement, or equivalent interest rate swap agreement, including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto (and including, without limitation, any interest due thereon, fees, costs, and expenses connected therewith, and termination payments and indemnifications relating thereto).

     1.38 TANGIBLE NET WORTH shall mean Borrower's total shareholders equity, but excluding any intangible assets or goodwill associated with subsequent operations or acquisitions.

     1.39 TERMINATION DATE shall mean February 28, 2001, or such earlier date upon which Bank's commitment to lend is terminated pursuant to Subsection 9.2(a).

     1.40   TERM NOTE  shall have the meaning given in Section 3.2.

     1.41 UNSECURED TRADE CREDIT shall mean unsecured, short-term Debt arising from current operations by purchasing on credit goods, services, supplies, or merchandise and not constituting borrowings.

                                     ARTICLE 2
                                   REVOLVING LOAN

     2.1    REVOLVING LOAN FACILITY.   Subject to the terms and conditions of
this Agreement, Bank shall make Advances to Borrower from time to time, until the Termination Date ("Revolving Loan"), with the aggregate principal amount at any one time outstanding not to exceed the Credit Limit. Borrower may use the Revolving Loan by borrowing, prepaying, and reborrowing the Available Amount, in whole or in part.

     2.2    REVOLVING NOTE.   The obligation of Borrower to repay the
Revolving Loan shall be evidenced by a promissory note (including all renewals, modifications, and extensions thereof, the "Revolving Note") made by Borrower to the order of Bank, and shall bear interest as provided in
Article 4. The Revolving Note shall be unsecured and shall be in substantially the same form as Exhibit A attached.

     2.3    PROCEDURE FOR ADVANCES.   Borrower may borrow under the Revolving
Loan on any Business Day. Borrower shall give Bank irrevocable notice (written or oral) specifying the amount to be borrowed and the requested borrowing date. Bank must receive such notice on or before 3:30 p.m., Seattle time, on the day borrowing is requested, or by such earlier time as may be required under
Article 4. All Advances shall be discretionary to the extent notification by Borrower is given subsequent to that time.

     2.4    FACILITY FEE.   Borrower shall pay to Bank upon execution of this
Agreement a facility fee of $12,500. In addition, on February 28, 2000, Borrower shall pay to Bank an additional facility fee of $10,000.

                                     ARTICLE 3
                                 TERM LOAN FACILITY

     3.1    TERM LOAN.   Subject to the terms and conditions of this Agreement,
Bank shall make a term loan to Borrower of up to $20,000,000, available in a single advance on or before the Conversion Date ("Term Loan").

     3.2    TERM NOTE.   The obligation of Borrower to repay the Term Loan
shall be evidenced by a promissory note (including all renewals, modifications, and extensions thereof, the "Term Note") made by Borrower to the order of Bank, and shall bear interest as provided in Article 4, payable in arrears on each Interest Payment Date occurring after advance of the Term Loan. The Term Note shall be unsecured and shall be in substantially the same form as Exhibit B attached.

     3.3    REPAYMENT OF PRINCIPAL.   On the first Business Day of each month,
beginning on the first Business Day of the month following the month in which the Term Loan is advanced, Borrower shall pay to Bank, as installments of principal under the Term Note, 1/84 of original amount advanced under the Term Loan. All principal and accrued interest of the Term Note shall be due and payable in full on August 1, 2003.

     3.4    FEE.   Upon disbursement of the Term Loan, Borrower shall pay Bank a facility fee of equal to 0.20% of the amount disbursed under the Term Loan, which shall be nonrefundable.

                                     ARTICLE 4
                               INTEREST RATE OPTIONS

     4.1    INTEREST RATES AND PAYMENT DATE.   The Notes shall each bear
interest from the date of Advance on the unpaid principal balance outstanding from time to time at the Floating Rate or Adjusted LIBOR Rate as selected by Borrower and all accrued interest shall be payable in arrears on each Interest Payment Date.

     4.2    PROCEDURE.   Borrower may, on any London Banking Day two London
Banking Days before a Commencement Date, request Bank to give an Adjusted LIBOR Rate quote for a specified Note, loan amount, and Interest Period. Bank will then quote to Borrower the available Adjusted LIBOR Rate. Borrower shall have two hours from the time of the quote to elect an Adjusted LIBOR Rate by giving Bank irrevocable notice of such election.

     4.3    OPTION RESTRICTIONS.   Each Interest Period shall be one, two, or
three months. In no event shall the Interest Period extend beyond the Termination Date. The minimum amount of a LIBOR Rate Loan shall be $500,000.

     4.4    PREPAYMENTS.   If Borrower prepays all or any portion of a LIBOR
Rate Loan prior to the end of an Interest Period, there shall be due at the time of any such prepayment the Prepayment Fee, determined in accordance with Form 51-6325, which shall be attached as Exhibit 1 to each Note. Borrower may prepay Floating Rate Loans on any Business Day without premium or penalty.

     4.5    REVERSION TO FLOATING.   Each Note shall bear interest at the
Floating Rate unless an Adjusted LIBOR Rate is specifically selected. At the termination of any Interest Period, each LIBOR Rate Loan shall revert to a Floating Rate Loan unless Borrower directs otherwise pursuant to Section 4.2.

     4.6    INABILITY TO PARTICIPATE IN MARKET.   If Bank in good faith cannot
participate in the Eurodollar market for legal or practical reasons, the Adjusted LIBOR Rate shall cease to be an interest rate option. Bank shall notify Borrower if and when it again becomes legal or practical to participate in the Eurodollar market, at which time the Adjusted LIBOR Rate shall resume being an interest rate option.

     4.7    COSTS.   Borrower shall, as to LIBOR Rate Loans, reimburse Bank for all costs, taxes, and expenses, and defend and hold Bank harmless for any liabilities, which Bank may incur as a consequence of any changes in the cost of participating in, or in the laws or regulations affecting, the Eurodollar market, including any additional reserve requirements, except to the extent such costs are already calculated into the Adjusted LIBOR Rate. This covenant shall survive this Agreement and the payment of the Notes.

     4.8    BASIS OF QUOTES.   Borrower acknowledges that Bank may or may not
in any particular case actually match-fund a LIBOR Rate Loan. FDIC assessments, and Federal Reserve Board reserve requirements, if any are assessed, will be based on Bank's best estimates of its marginal cost for each of these items. Whether such estimates in fact represent the actual cost to Bank for any particular dollar or Eurodollar deposit or any LIBOR Rate Loan will depend upon how Bank actually chooses to fund the LIBOR Rate Loan. By electing an Adjusted LIBOR Rate, Borrower waives any right to object to Bank's means of calculating the Adjusted LIBOR Rate quote accepted by Borrower.

                                     ARTICLE 5
                               CONDITIONS OF LENDING

     Bank's obligation to make the initial Advance is subject to the conditions precedent listed in Sections 5.1 through 5.4, and to make subsequent Advances is subject to the conditions precedent listed in Sections 5.5 and 5.6, unless waived by Bank in writing:

     5.1 AUTHORIZATION. Borrower shall have delivered to Bank a copy of minutes of a meeting of Borrower's board of directors authorizing the transactions contemplated by this Agreement and the execution, delivery, and performance of all Loan Documents, together with appropriate certificates of incumbency.

     5.2    DOCUMENTATION.   Borrower shall have executed and delivered to Bank
all documents to reflect the existence of the Obligations.

     5.3    FINANCIAL COVENANTS.   Borrower shall be in compliance with
Sections 7.2 through 7.6.

     5.4    PROOF OF INSURANCE.   Proof of insurance as required by
Section 7.13 shall have been provided to Bank.

     5.5    REPRESENTATIONS AND WARRANTIES.   The representations and
warranties made by Borrower in the Loan Documents and in any certificate, document, or financial statement furnished at any time shall continue to be true and correct, except to the extent that such representations and warranties expressly relate to an earlier date.

     5.6    COMPLIANCE.   No Default or other event which, upon notice or lapse
of time or both would constitute a Default, shall have occurred and be continuing, or shall exist after giving effect to the advance of credit to be made.

                                     ARTICLE 6
                           REPRESENTATIONS AND WARRANTIES

     To induce Bank to enter into this Agreement, Borrower represents, warrants, and covenants to Bank as follows:

     6.1    EXISTENCE.   Borrower is in good standing as a corporation under
the laws of the state of Washington, has the power, authority, and legal right to own and operate its property or lease the property it operates and to conduct its current business; and is qualified to do business and is in good standing in all other jurisdictions where the ownership, lease, or operation of its property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on Borrower.

     6.2    ENFORCEABILITY.   The Loan Documents, when executed and delivered
by Borrower, shall be enforceable against Borrower in accordance with their respective terms.

     6.3    NO LEGAL BAR.   The execution, delivery, and performance by
Borrower of the Loan Documents, and the use of the loan proceeds, shall not violate any existing law or regulation applicable to Borrower; any ruling applicable to Borrower of any court, arbitrator, or governmental agency or body of any kind; Borrower's organizational documents; any security issued by Borrower; or any mortgage, indenture, lease, contract, undertaking, or other agreement to which Borrower is a party or by which Borrower or any of its property may be bound.

     6.4    FINANCIAL INFORMATION.   By submitting each of the financial
statements required by Subsection 7.7(c) and (b), Borrower is deemed to represent and warrant that: (a) such statement is complete and correct and fairly presents the financial condition of Borrower as of the date of such statement; (b) such statement discloses all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) such statement has been prepared in accordance with GAAP. As of this date, there has been no adverse change in Borrower's financial condition since preparation of the last such financial statements delivered to Bank which would materially impair Borrower's ability to repay the Obligations.

     6.5 LIENS AND ENCUMBRANCES. As of this date, Borrower has good and marketable title to its property free and clear of all security interests, liens, encumbrances, or rights of others, except for taxes which are not yet delinquent and for conditions, restrictions, easements, and rights of way of record which do not materially affect the use of any of Borrower's property.

     6.6    LITIGATION.   Except as disclosed in writing to Bank, there is no
threatened (to Borrower's knowledge) or pending litigation, investigation, arbitration, or administrative action which may materially adversely affect Borrower's business, property, operations, or financial condition.

     6.7    PAYMENT OF TAXES.   Borrower has filed or caused to be filed all
tax returns when required to be filed; and has paid all taxes, assessments, fees, licenses, excise taxes, franchise taxes, governmental liens, penalties, and other charges levied or assessed against Borrower or any of its property imposed on it by any governmental authority, agency, or instrumentality that are due and payable (other than those returns or payments of which the amount, enforceability, or validity are contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on Borrower's books).

     6.8    EMPLOYEE BENEFIT PLAN.   Borrower is in compliance in all respects
with the provisions of ERISA and the regulations and published interpretations thereunder. Borrower has not engaged in any acts or omissions which would make Borrower liable to the Plan, to any of its participants, or to the Internal Revenue Service, under ERISA.

     6.9    MISREPRESENTATIONS.   No information, exhibits, data, or reports
furnished by Borrower or delivered to Bank in connection with Borrower's application for credit misstates any material fact, or omits any fact necessary to make such information, exhibits, data, or reports not misleading.

     6.10   NO DEFAULT.   Borrower is not in default in any Loan Document, or
in any contract, agreement, or instrument to which it is a party.

     6.11   NO BURDENSOME RESTRICTIONS.   No contract or other instrument to
which Borrower is a party, or order, award, or decree of any court, arbitrator, or governmental agency, materially impairs Borrower's ability to repay the Obligations.

     6.12   YEAR 2000 COMPLIANCE.   Borrower is in the process of conducting a
comprehensive review and assessment of Borrower's computer applications and making inquiry of Borrower's key suppliers, vendors, and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and warrants that, once that review and inquiry has been completed, the year 2000 problem will not result in a material adverse change in Borrower's business condition (financial or otherwise), operations, properties, or prospects, or ability to repay the Obligations.

                                     ARTICLE 7
                               AFFIRMATIVE COVENANTS

     So long as this Agreement shall remain in effect, or any liability exists under the Loan Documents, Borrower shall:

     7.1    USE OF PROCEEDS.   Use the proceeds of the Revolving Loan or the
Term Loan for working capital, for capital expenditures, for financing the EMASS Acquisition, or for other general corporate purposes.

     7.2    TANGIBLE NET WORTH.   Maintain as of each quarter end a Tangible
Net Worth of not less than $63,385,000, increasing as of each fiscal quarter end, beginning quarter ending July 31, 1998, by 50% of net income during the quarter then ending, with no adjustment for net losses; PROVIDED, that the required minimum Tangible Net Worth shall be adjusted downward by the amount of the noncash writeoff of research and development expense relating to the EMASS Acquisition, as determined within 120 days of the execution of this Agreement.

     7.3    FIXED CHARGE COVERAGE RATIO.   Maintain as of each quarter end a
Fixed Charge Coverage Ratio of at least 1.5 to 1.

     7.4    FUNDED DEBT RATIO.   Maintain as of each quarter end a Funded Debt
Ratio of not more than 2.50 to 1.

     7.5    DEBT RATIO.   Maintain as of each quarter end a Debt Ratio of no
more than 1.0 to 1.

     7.6    QUICK RATIO.   Maintain the following totals in a ratio of at least
1.25 to 1:

            (a)     the sum of (i) cash plus (ii) accounts receivable; to

            (b) the sum of (i) Current Liabilities, plus (ii) the outstanding principal amount of all Obligations (excluding any Obligations classified as Current Liabilities).

     7.7    FINANCIAL INFORMATION.   Maintain a standard system of accounting
in accordance with GAAP and furnish to Bank the following:

            (a) SEC REPORTING. As soon as made available to the Securities and Exchange Commission or Borrower's shareholders, but no later than 45 days after each quarter end as to 10-Qs and 90 days after each fiscal year end as to 10-Ks, copies of all 10-Q and 10-K filings;

            (b) ANNUAL FINANCIAL STATEMENTS. As soon as available and, in any event, within 90 days after the end of each fiscal year, a copy of the consolidated balance sheet, consolidated statement of income, consolidated statement of shareholders' equity, and consolidated statement of cash flow of Borrower for such year, setting forth in each case, in comparative form, corresponding figures from the preceding annual statements, each audited by independent certified public accountants of recognized standing selected by Borrower and satisfactory to

     Bank certifying that such statement is complete and correct, fairly presents without qualification the financial condition of Borrower for such period, is prepared in accordance with GAAP, and has been audited in conformity with generally accepted auditing standards;

            (c) QUARTERLY FINANCIAL STATEMENTS. As soon as available and, in any event, within 45 days after the end of each except the last fiscal quarter of each fiscal year, a copy of the consolidated statement of income of Borrower for the quarter and for the current fiscal year through such quarter, identifying as a separate item (through the fourth quarter following the EMASS Acquisition) the amount of noncash writeoff of research and development expense relating to the EMASS Acquisition, as determined within 120 days of the execution of this Agreement, and for each such quarter a copy of the consolidated balance sheet, consolidated statement of shareholders' equity, and consolidated statement of cash flow of Borrower as of the end of such quarter, setting forth, in each case, in comparative form, figures for the corresponding period of the preceding fiscal year, all in reasonable detail and satisfactory in scope to Bank, prepared under the supervision of the chief accounting officer of Borrower, and in form and substance satisfactory to Bank;

            (d) OTHER CERTIFICATES. Together with the delivery of the financial statements required by Subsections 7.7(c) and7.7(b), a certificate of the chief accounting officer of Borrower, in the form of Exhibit C attached;

            (e) PROJECTIONS. Annually, within 90 days of each fiscal year end, consolidated financial projections of Borrower for the fiscal year then beginning, in form satisfactory to Bank; and

            (f) ADDITIONAL FINANCIAL INFORMATION. As soon as available and, in any event, within ten days after request, such other data, information, or documentation as Bank may reasonably request.

     7.8    MAINTENANCE OF EXISTENCE.   Preserve and maintain its existence,
powers, and privileges in the jurisdiction of its formation, and qualify and remain qualified in each jurisdiction in which its presence is necessary or desirable in view of its business, operations, or ownership of its property. Borrower shall also maintain and preserve all of its property which is necessary or useful in the proper course of its business, in good working order and condition, ordinary wear and tear excepted.

     7.9    BOOKS AND RECORDS.   Keep accurate and complete books, accounts,
and records in which complete entries shall be made in accordance with GAAP, reflecting all financial transactions of Borrower.

     7.10   ACCESS TO PREMISES AND RECORDS.   At all reasonable times and as
often as Bank may reasonably request, permit any authorized representative designated by Bank to have access to the premises, property, and financial records of Borrower, including all records relating to the finances, operations, and procedures of Borrower, and to make copies of or abstracts from such records. Borrower shall specifically permit Bank to make a full collateral examination of Borrower within 90 days of the execution of this Agreement.

     7.11   NOTICE OF EVENTS.   Furnish Bank prompt written notice of:

            (a) PROCEEDINGS. Any proceeding instituted by or against Borrower in any court or before any commission or regulatory body, or any proceeding threatened against it in writing by any governmental agency which if adversely determined would have a material adverse effect on Borrower's business, property, or financial condition, or where the amount involved is $250,000 or more and not covered by insurance;

            (b) MATERIAL DEVELOPMENT. Any material development in any such proceeding referred to in Subsection 7.11(a);

            (c) DEFAULTS. Any accident, event, or condition which is or, with notice or lapse of time or both, would constitute a Default, or a default under any other agreement to which Borrower is a party; and

            (d) ADVERSE EFFECT. Any other action, event, or condition of any nature which could result in a material adverse effect on the business, property, or financial condition of Borrower.

     7.12   PAYMENT OF DEBTS AND TAXES.   Pay each Debt greater than $100,000
and perform all material obligations promptly and in accordance with their terms, and pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Borrower, its property, or revenues prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies, or otherwise which, if unpaid, might become a lien or charge upon Borrower's property. Borrower shall not, however, be required to pay or discharge any such tax, assessment, charge, levy, or claim so long as its enforceability, amount, or validity is contested in good faith by appropriate proceedings.

     7.13   INSURANCE.   Maintain commercially adequate levels of coverage with
financially sound and reputable insurers, including, without limitation:

            (a) PROPERTY INSURANCE. Insurance on all property of a character usually insured by organizations engaged in the same or similar type of business as Borrower against all risks, casualties, and losses through extended coverage or otherwise and of the kind customarily insured against by such organizations, with such policy or policies covering tangible collateral to name Bank as loss payee, as its interests may appear;

            (b) LIABILITY INSURANCE. Public liability insurance against tort claims which may be asserted against Borrower; and

            (c) ADDITIONAL INSURANCE. Such other insurance as may be required by law.

     7.14   SUBSIDIARY GUARANTIES.   Upon creation or acquisition of any
Significant Subsidiary (including but not limited to EMASS, Inc., but excluding all subsidiaries of EMASS, Inc., whether or not such subsidiary would otherwise be deemed a Significant Subsidiary pursuant to Section 1.35), such Significant Subsidiary shall immediately provide Bank with a guaranty of the Obligations, in substantially the form of Exhibit D attached, together with an acceptable resolution of such Significant Subsidiary's board of directors authorizing such guaranty. A Foreign Subsidiary which becomes a Significant Subsidiary shall only be required to provide such a guaranty and resolution if Bank so requests, in writing. Borrower authorizes Bank to release to any present or future guarantor all information Bank possesses concerning Borrower or any loans, credits, or other financial accommodations made to Borrower by Bank. If at any time a Subsidiary which has provided a guaranty to Bank of the Obligations ceases to be a Subsidiary or a Significant Subsidiary, Bank shall release the guaranty of such Subsidiary upon Borrower's request if (a) no Default has occurred and is continuing, and (b) upon removal of such Subsidiary's financial results on a pro forma basis from the most recent consolidated financial statement provided by Borrower to Bank, no Default would have occurred under Sections 7.2 through 7.6.

                                     ARTICLE 8
                                 NEGATIVE COVENANTS

     So long as this Agreement shall remain in effect, or any liability shall exist under the Loan Documents, Borrower shall not, without prior written consent of Bank, which consent shall not be unreasonably withheld:

     8.1    DEBT.   Create, incur, assume, permit to exist, or otherwise become committed for any Debt except any:

            (a)     UNSECURED TRADE CREDIT.  Unsecured Trade Credit;

            (b) EXISTING OBLIGATIONS. Debt owing to Bank, or in existence as of this date and disclosed to Bank, and all renewals, modifications, and extensions thereof;

            (c) PURCHASE MONEY FINANCE. Debt incurred to finance the acquisition of fixed assets, subject to other restrictions of this Agreement;

            (d) LEASE AGREEMENTS. Debt incurred in connection with capital leases calling for payments in the aggregate not exceeding $250,000 in any one fiscal year; and

            (e) ORDINARY COURSE. Debt incurred in the ordinary course of business and appearing on the liability section of the balance sheet of Borrower, prepared in accordance with GAAP, including, without limitation, accrued liabilities and taxes payable.

     8.2    LIENS AND ENCUMBRANCES.   Create, incur, or assume, or agree to
create, incur, or assume any lien, whether consensual or nonconsensual, on any of its property, or to enter into any lease with respect to any of its property except:

            (a)     EXISTING LIENS.  Liens in effect as of this date;

            (b) PURCHASE MONEY LIENS. Liens securing purchase money finance of fixed assets, as permitted under Subsection 8.1(c);

            (c)     LIENS OF BANK.  Liens in favor of Bank;

            (d) TAX LIENS. Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; and

            (e) INCIDENTAL LIENS. Other liens incidental to the conduct of its business or the ownership of its property which are not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially impair the value or use of property.

     8.3    GUARANTIES.   Assume, guaranty, endorse, become a surety for,
indemnify, or otherwise in any fashion become responsible for, directly or indirectly, any obligation of any Person, except:

            (a) NEGOTIABLE INSTRUMENTS. Endorsements on negotiable instruments for deposit or collection in the ordinary course of business; and

            (b) PERFORMANCE BONDS. Performance bonds as required in the ordinary course of Borrower's business.

     8.4    NET LOSSES.   Incur a net loss for two consecutive fiscal quarters.

     8.5    DISPOSITION OF ASSETS.   Sell, transfer, lease, or otherwise assign
or dispose of a substantial portion of its property to any Person, outside the ordinary course of business.

     8.6    MERGERS.   Become a party to any merger, consolidation, or like
corporate change, or make any substantial transfer or contribution to, or material investment in, stock, shares, or licenses of any Person, if any such merger, investment, or the like is in an amount of $1,000,000 or more.

     8.7    WAGE AND HOUR LAWS.   Engage in any material violation of the
federal Fair Labor Standards Act or any comparable state wage and hour law.

     8.8    ERISA.   Engage in any act or omission which would make Borrower
materially liable under ERISA to the Plan, to any of its participants, or to the Internal Revenue Service.

     8.9    DISSOLUTION.   Adopt any agreement or resolution for dissolving,
terminating, or substantially altering Borrower's present business activities.

     8.10   BUSINESS ACTIVITIES.   Engage or enter into any activity which is
unusual to Borrower's existing business.

     8.11   PERMITTED INVESTMENTS.   Make any investment outside the ordinary
course of Borrower's business, except:

            (a)     the EMASS Acquisition; and

            (b) cash acquisitions of businesses if (i) both before and after such acquisition no Default has occurred or shall occur as a result thereof, (ii) Borrower provides to Bank notice of such acquisition no later than five days after the closing of such acquisition, and (iii) such acquisition(s), together with all other acquisitions made during the 12 calendar months then ending (excluding the EMASS Acquisition), do not exceed 10% of Borrower's Tangible Net Worth as reported on Borrower's most recent quarterly or annual financial statement.

                                     ARTICLE 9
                         EVENTS AND CONSEQUENCES OF DEFAULT

     9.1    EVENTS OF DEFAULT.   Any of the following events shall, at the
option of Bank and at any time without regard to any previous knowledge on the part of Bank, constitute a default by Borrower under the terms of this Agreement, the Notes, and all other Loan Documents ("Default"):

            (a) NONPAYMENT. Any payment or reimbursement due or demanded under this Agreement or any Loan Document is not made within five days of the date when due;

            (b) BREACH OF WARRANTY. Any representation or warranty made in connection with this Agreement or any other Loan Document, or any certificate, notice, or report furnished pursuant hereto, is determined by Bank to be false in any material respect when made, and is relied upon by Bank to its detriment, or any of Borrower's representations regarding the "year 2000 problem" cease to be true, whether or not true when made, and as a result Bank reasonably believes that Borrower's financial condition or its ability to pay its debts as they come due will thereby be materially impaired;

            (c) FAILURE TO PERFORM. Any other term, covenant, or agreement contained in any Loan Document is not performed or satisfied, and, if remediable, such failure continues unremedied for 30 days after written notice thereof has been given to Borrower by Bank;

            (d) DEFAULTS ON OTHER OBLIGATIONS. There exists a default in the performance of any other agreement or obligation for the payment of borrowed money, for the deferred purchase price of property or services, or for the payment of rent under any lease, whether by acceleration or otherwise, which obligation exceeds $100,000, and which would permit such obligation to be declared due and payable prior to its stated maturity; and such default continues for 30 days after Borrower receives written notice thereof from the creditor so affected;

            (e) GUARANTIES. Any guarantor of all or any portion of the Obligations revokes or attempts to revoke such guaranty, whether with respect to future transactions or outstanding Obligations, or otherwise breaches the terms and conditions of such guaranty;

            (f) LOSS, DESTRUCTION, OR CONDEMNATION OF PROPERTY. A portion of Borrower's property is affected by any uninsured loss, damage, destruction, theft, sale, or encumbrance other than created herein or is condemned, seized, or appropriated, the effect of which materially impairs Borrower's financial condition or its ability to pay its debts as they come due;

            (g) ATTACHMENT PROCEEDINGS AND INSOLVENCY. Borrower or any of Borrower's property is affected by any:

                    (i) Judgment lien, execution, attachment, garnishment, general assignment for the benefit of creditors, sequestration, or forfeiture, to the extent Borrower's financial condition or its ability to pay its debts as they come due is thereby materially impaired; or

                    (ii) Proceeding under the laws of any jurisdiction relating to receivership, insolvency, or bankruptcy, whether brought voluntarily or involuntarily by or against Borrower, including, without limitation, any reorganization of assets, deferment or arrangement of debts, or any similar proceeding, and, if such proceeding is involuntarily brought against Borrower, it is not dismissed within 60 days;

            (h) JUDGMENTS. Final judgment on claims not covered by insurance which, together with other outstanding final judgments against Borrower, exceeds $250,000, and which materially impairs Borrower's financial condition or its ability to pay its debts as they come due, is rendered against Borrower and is not discharged, vacated, or reversed, or its execution stayed pending appeal, within 60 days after entry, or is not discharged within 60 days after the expiration of such stay; or

            (i) GOVERNMENT APPROVALS. Any governmental approval, registration, or filing with any governmental authority, now or later required in connection with the performance by Borrower of its obligations under the Loan Documents, is revoked, withdrawn, or withheld, or fails to remain in full force and effect, except Borrower shall have 60 days after notice of any such event to take whatever action is necessary to obtain all necessary approvals, registrations, and filings.

     9.2    REMEDIES UPON DEFAULT.   If any Default occurs and is continuing,
Bank may at its option, by notice to Borrower:

            (a) TERMINATE COMMITMENTS. Terminate Bank's commitment to make Advances and to advance the Term Loan;

            (b) SUSPEND COMMITMENTS. Refuse to make further Advances or to advance the Term Loan until any Default has been cured;

            (c) ACCELERATE. Declare any one or more of the Notes, together with all accrued interest, to be immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

            (d) SETOFF. Exercise its right of setoff against deposit accounts of Borrower with Bank; and/or

            (e) ALL REMEDIES. Pursue any other available legal and equitable remedies.

All of Bank's rights and remedies in all Loan Documents shall be cumulative and can be exercised separately or concurrently.

                                     ARTICLE 10
                                   MISCELLANEOUS

     10.1   MANNER OF PAYMENTS.

            (a) PAYMENTS ON NONBUSINESS DAYS. Whenever any event is to occur or any payment is to be made under any Loan Document on any day other than a Business Day, such event may occur or such payment may be made on the next succeeding Business Day and such extension of time shall be included in computation of interest in connection with any such payment.

            (b) PAYMENTS. All payments and prepayments to be made by Borrower shall be made to Bank when due, at Bank's office as may be designated by Bank, without offsets or counterclaims for any amounts claimed by Borrower to be due from Bank, in U.S. dollars and in immediately available funds.

            (c) APPLICATION OF PAYMENTS. All payments made by Borrower shall be applied first against fees, expenses, and indemnities due; second, against interest due; and third, against principal, with Bank having the right, after a Default which is continuing, to apply any payments or collections received against any one or more of the Obligations in any manner which Bank may choose.

            (d) RECORDING OF PAYMENTS. Bank is authorized to record on a schedule or computer-generated statement the date and amount of each Advance, all conversions between interest rate options, and all payments of principal and interest. All such schedules or statements, absent manifest error, shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded.

     10.2   NOTICES.   Bank may make Advances and conversions between interest
rates based on telephonic, telex, and oral requests made by any Person whom Bank in good faith believes to be authorized to act on behalf of Borrower. All other notices, demands, and other communications to be given pursuant to any of the Loan Documents shall be in writing and shall be deemed received the earlier of when actually received, or two days after being mailed, postage prepaid and addressed as follows, or as later designated in writing:


BANK:                                 BORROWER:

SEAFIRST BANK                         ADVANCED DIGITAL INFORMATION
Western Wholesale Team 2              CORPORATION
10500 N.E. 8th Street, 5th Floor      11431 Willows Road N.E.
Bellevue, WA  98004                   Redmond, WA  98052
Attention:  William P. Stivers        Attention:  Leslie S. Rock

     10.3   DOCUMENTATION AND ADMINISTRATION EXPENSES.   Borrower shall pay,
reimburse, and indemnify Bank for all of Bank's reasonable costs and expenses, including, without limitation, all accounting, appraisal, and report preparation fees or expenses, all reasonable attorneys' fees (including the allocated cost of in-house counsel), legal expenses, and recording or filing fees, incurred in connection with the negotiation, preparation, execution, and administration of this Agreement and all other Loan Documents, and all amendments, supplements, or modifications thereto, and the perfection of all security interests, liens, or encumbrances that may be granted to Bank; PROVIDED, that Borrower shall not be required to reimburse Bank for more than $1,000 of Bank's legal fees and other documentation fees for initial documentation of the facility represented by this Agreement. Borrower acknowledges that any legal counsel retained or employed by Bank acts solely on the Bank's behalf and not on Borrower's behalf, despite Borrower's obligation to reimburse Bank for the cost of such legal counsel, and that Borrower has had sufficient opportunity to seek the advice of its own legal counsel with regard to this Agreement.

     10.4   COLLECTION EXPENSES.   The nonprevailing party shall, upon demand
by the prevailing party, reimburse the prevailing party for all of its costs, expenses, and reasonable attorneys' fees (including the allocated cost of in-house counsel) incurred in connection with any controversy or claim between said parties relating to this Agreement or any of the other Loan Documents, or to an alleged tort arising out of the transactions evidenced by this Agreement, including those incurred in any action, bankruptcy proceeding, arbitration or other alternative dispute resolution proceeding, or appeal, or in the course of exercising any judicial or nonjudicial remedies.

     10.5   WAIVER.   No failure to exercise and no delay in exercising, on the
part of Bank, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege. Further, no waiver or indulgence by Bank of any Default shall constitute a waiver of Bank's right to declare a subsequent similar failure or event to be a Default.

     10.6   ASSIGNMENT.   This Agreement is made expressly for the sole benefit
of Borrower and for the protection of Bank and its successors and assigns. The rights of Borrower hereunder shall not be assignable by operation of law or otherwise, without the prior written consent of Bank.

     10.7   MERGER.   The rights and obligations set forth in this Agreement
shall not merge into or be extinguished by any of the Loan Documents, but shall continue and remain valid and enforceable. This Agreement and the other Loan Documents constitute Bank's entire agreement with Borrower with regard to the Revolving Loan and the Term Loan, and supersede all prior writings and oral negotiations. No oral or written representation, covenant, commitment, waiver, or promise of either Bank or Borrower shall have any effect, whether made before or after the date of this Agreement, unless contained in this Agreement or another Loan Document, or in an amendment complying with Section 10.8. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     10.8   AMENDMENTS.   Any amendment or waiver of, or consent to any
departure by Borrower from any provision of, this Agreement shall be in writing signed by each party to be bound thereby, and shall be effective only in the specific instance and for the specific purpose for which given.

     10.9   MANDATORY ARBITRATION.

            (a) At the request of either Bank or Borrower, any controversy or claim between Bank and Borrower, arising from or relating to this Agreement or any of the other Loan Documents, or arising from an alleged tort, shall be settled by arbitration in Seattle, Washington. The United States Arbitration Act shall apply even though this Agreement is otherwise governed by Washington law. The proceedings shall be administered by the American Arbitration Association under its commercial rules of arbitration. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction over the parties. The institution and maintenance of an action for judicial relief or pursuit of an ancillary or provisional remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested.
     For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this subsection is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this subsection is subject to any applicable statute of limitations. The arbitrator(s) will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. The parties consent to the joinder of any guarantor, hypothecator, or other party having an interest relating to the claim or controversy being arbitrated in any proceedings under this Section.

            (b) No provision of this subsection shall limit the right of Borrower or Bank to exercise self-help remedies such as set-off, foreclosure, retention or sale of any collateral, or obtaining any ancillary, provisional, or interim remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration.

     10.10 CONSTRUCTION. Each term of this Agreement and each Loan Document shall be binding to the extent permitted by law and shall be governed by the laws of the State of Washington, excluding its conflict of laws rules. If one or more of the provisions of this Agreement should be invalid, illegal, or unenforceable in any respect, the remaining provisions of this Agreement shall remain effective and enforceable. If there is a conflict among the provisions of any Loan Documents, the provisions of this Agreement shall be controlling. The captions and organization of this Agreement are for convenience only, and shall not be construed to affect any provision of this Agreement.


     DATED August 17, 1998.

BORROWER:                               BANK:

ADVANCED DIGITAL INFORMATION            SEAFIRST BANK
CORPORATION



By /s/ Leslie S. Rock                   By  /s/ William P. Stivers
   --------------------------------        --------------------------------
Title  Treasurer                        Title  Vice President
      -----------------------------           -----------------------------




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